UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 24, 2023

ASHFORD INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)
14185 Dallas Parkway
Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC
Preferred Stock Purchase Rights		NYSE American LLC

Item 1.01    Entry into a Material Definitive Agreement.
On March 24, 2023, Inspire Event Technologies Holdings, LLC (fka Presentation Technologies, LLC), a subsidiary of Ashford Inc. (“INSPIRE”), and certain of its subsidiaries, and Comerica Bank, a Texas banking association (“Comerica”), amended that certain credit agreement dated as of November 1, 2017, as amended (the “Credit Agreement”), and certain of the loan documents delivered under the Credit Agreement (collectively, the “Amendment”). Each capitalized term not defined herein shall have the definition ascribed to it in the Credit Agreement.
As a result of the Amendment, the Credit Agreement now contemplates a $6.0 million senior secured revolving line of credit (the “Revolving Note”), a $20.0 million senior secured term loan (the “Term Note”) and an equipment note (the “Equipment Note” and together with the Revolving Note and the Term Note, the “Notes”) pursuant to which, until September 24, 2027, INSPIRE may request advances up to $4.0 million in the aggregate to purchase new machinery or equipment to be used in the ordinary course of business. The Amendment extends the maturity date of INSPIRE’s obligations under each of the Notes to March 24, 2028.
As a result of the Amendment, amounts borrowed under the Notes will bear interest at the Applicable Interest Rate which, as a matter of default, is the Daily Adjusting Bloomberg Short-Term Bank Yield Index rate (the “Daily Adjusting BSBY Rate”) plus a margin of 2.75%. Payments on each of the Notes will commence on April 1, 2023 and will be made monthly thereafter, for the Term Note in the amount of $166,666.67 plus interest, for the Revolving Note of interest only, and for the Equipment Note of interest and 1/60th of the original principal amount of each advance. Beginning March 31, 2023, INSPIRE will be required to maintain a consolidated Senior Funded Debt to EBITDA Ratio not greater than 2.50 to 1.00 and a Fixed Charge Coverage Ratio of at least 1.20 to 1.00, in each case, calculated quarterly. INSPIRE has also agreed to certain conditions to making dividends and other types of distributions, including capping distributions made during the fiscal year ended 2023 at $3.5 million and providing Comerica with certain certificates and financial information prior to any such distribution.
The Amendment incorporates the Equipment Note into the unused commitment fee calculations, so that the unused commitment fee is now equal to the product of 0.25% per annum multiplied by the difference between (A) the sum of the maximum face amount of the Revolving Note and the Equipment Note and (B) the sum of the average daily aggregate principal balance of all advances outstanding under the Revolving Note and the Equipment Note. The Amendment further decreases prepayments on Excess Cash Flow from 50% to 25% of the ECF Amount and provides that beginning with 2024, in the event INSPIRE’s Senior Funded Debt to EBITDA Ratio is less than 2.00 to 1.00, such repayment will not be required. The Amendment also abolishes the operating reserve account requirement of the prior agreement.
The foregoing description of the Credit Agreement and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement and the Notes, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, and are incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.        Description
10.1    Amended and Restated Credit Agreement by and between Inspire Event Technologies Holdings, LLC and Comerica Bank, dated March 24, 2023 (composite version, reflects all amendments through March 24, 2023)
10.2    Third Amended and Restated Master Term Note, dated March 24, 2023, made by Inspire Event Technologies Holdings, LLC in favor of Comerica Bank
10.3    Third Amended and Restated Master Revolving Note, dated March 24, 2023, made by Inspire Event Technologies Holdings, LLC in favor of Comerica Bank
10.4    Equipment Note Agreement, dated March 24, 2023, made by Inspire Event Technologies Holdings, LLC in favor of Comerica Bank
104    Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 28, 2023

ASHFORD INC.

By:	/s/ ALEX ROSE
Alex Rose
Executive Vice President, General Counsel & Secretary

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